As filed with the Securities and Exchange Commission on April     , 1999

                                             Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                              BOUNDLESS CORPORATION
             (Exact name of registrant as specified in its charter)
                                  ------------

--------------------------------------------------------------------------------
              Delaware                                      13-3469637
(State or other jurisdiction of incor-                   (I.R.S. Employer
poration or organization)                               Identification No.)
--------------------------------------------------------------------------------
                                100 Marcus Blvd.
                            Hauppauge, New York 11788
                                 (516) 342-7400
--------------------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
--------------------------------------------------------------------------------

                               1997 Incentive Plan
                              (Full Title of Plan)
                              --------------------

                                 J. Gerald Combs
                      Chairman and Chief Executive Officer
                              Boundless Corporation
                                100 Marcus Blvd.
                            Hauppauge, New York 11788
                                 (516) 342-7400
           (name and address, including zip code and telephone number, including area code of agent for service)
                                  ------------
                                   Copies to:

                            Joseph L. Cannella, Esq.
                       Fischbein Badillo Wagner Harding
                                909 Third Avenue
                            New York, New York 10022
                                 (212) 826-2000
                                   -----------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                                       Proposed                 Proposed
                                                       Maximum                  Maximum
Title of Each                                          Offering                 Aggregate
Class of Securities           Amount to be             Price Per                Offering                Amount of
To be Registered              Registered               Share                    Price                   Registration Fee

--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value..................   1,000,000 (1)            $ 4.49 (2)              $4,490,00 (2)           $1,249

--------------------------------------------------------------------------------------------------------------------------------

     (1) The number of shares of Common Stock of the Registrant which may be issued under its 1997 Incentive Plan after giving effect to a one-for-ten reverse stock split which became effective on March 26, 1998.

     (2) This calculation is made solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. The registration fee for the 1,000,000 shares of Common Stock which may be issued pursuant to the 1997 Incentive Plan is based upon the average of the high and low sales prices for the Common Stock, $4.49, on April 15, 1999, as prescribed by Rule 457(c).

                                     PART II


Item 3.  Incorporation of Documents by Reference.

          The following documents, which have been filed by Boundless Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration
Statement:

         (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         (2) Information Statement on Schedule 14C, dated and filed with the Commission on March 6, 1998.

         (3) The description of the Common Stock contained in the Registrant's Registration Statement (No. 0-17977) on Form 8-A filed with the Commission on September 19, 1989 pursuant to
                  Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing such documents.

          The Registrant will provide without charge to any participant in the Registrant's 1997 Incentive Plan, upon the oral or written request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to Joseph Gardner, Chief Financial Officer, Boundless Corporation, 100 Marcus Blvd., Hauppauge, New York 11788, telephone number: 516-342-7400.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

          The Registrant's Certificate of Incorporation eliminates, in certain circumstances, the liability of directors of the Registrant for monetary damages for breach of their fiduciary duties as directors unless the breach involves:
(i) a director's duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the Registrant; or (iv) a transaction from which a director derived an improper personal benefit. Additionally, the Registrant's Certificate of Incorporation provides that the Registrant will indemnify its officers and directors to the fullest extent authorized by Delaware law, which indemnification shall not be deemed exclusive of any other rights to which any indemnified person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          The Registrant maintains policies insuring the Company's directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

                   Exhibit
                     Nos.         Description of Exhibit
                   --------       ----------------------------------------------

         (1)             4        Boundless Corporation 1997 Incentive Plan


          *              5        Opinion of Fischbein Badillo Wagner Harding


          *            23.1       Consent of BDO Seidman, LLP


          *            23.2       Consent of Fischbein Badillo Wagner Harding
                                  (included in Exhibit 5)
---------------------------


*         Filed herewith.

         (1) Incorporated herein by reference to Registrant's Information Statement to its stockholders, dated March 6, 1998.

Item 9.  Undertakings.

          1. The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on the 20th day of April, 1999.

                                   BOUNDLESS CORPORATION


                                   By: /s/
                                       -----------------------------------------
                                       J. Gerald Combs, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                    Title                               Date

--------------------------------------------------------------------------------

 /s/                         Chairman of the Board of            April 20, 1999
---------------------------- Directors and Chief Executive
J. Gerald Combs              Officer




 /s/                         Vice President - Finance and        April 20, 1999
---------------------------- Chief Financial Officer
Joseph Gardner               (Principal Financial and
                             Accounting Officer)




 /s/                         Vice President and Director         April 20, 1999
----------------------------
Jeffrey K. Moore




 /s/                         Director                            April 20, 1999
-----------------------------
Stephen Maysonave




 /s/                         Director                            April 20, 1999
----------------------------
Daniel Matheson



 /s/                         Director                            April 20, 1999
----------------------------
Gary Wood

                                                   EXHIBIT INDEX



        Exhibit No.        Description of Exhibit


            4*             Boundless Corporation
                           1997 Incentive Plan


            5              Opinion of Fischbein Badillo Wagner Harding


           23.1            Consent of BDO Seidman, LLP


           23.2 Consent of Fischbein Badillo Wagner Harding (included in Exhibit 5)



-------------

*Incorporated herein by reference to Registrant's Information Statement to its stockholders, dated March 6, 1998.